29th September 2011

The Directors
Sparfacts Pty Ltd
150 Dynon Road
West Melbourne 3003

Dear Gavin & Lynda

LETTER OF OFFER – CONFIDENTIAL INVOICE DISCOUNTING

We are pleased to advise that Oxford Funding Pty Ltd ABN 72 065 663 176 (herein referred to as "Oxford") has approved a **Confidential Invoice Discounting** facility for Sparfacts Pty Ltd ABN 95 119 057 653 on the following terms and conditions:

FACILITY DETAILS:

Type: We provide a confidential **Invoice Discounting** facility. Your clients are unaware of the facility, and remit payments directly to a bank account held in your name but in trust for Oxford.

Limit: Maximum funds drawn limit of $1,200,000. PF.01f-a

Term: The initial term of the facility will be **12 months.** Oxford will require **60 days** notice if you wish to terminate the facility.

Purchase Amounts: We initially advance up to **80%** of the face value of each accepted invoice upon receipt of a copy of all invoices and supporting documentation *(supporting files from Spar Tools)*, where necessary. These are to be lodged with each funding request.

Payment of the purchase amount will be effected by overnight electronic funds transfer (i.e.: cleared funds) subject to receipt of the invoices by 12pm Eastern Standard Time, and the satisfactory verification of these invoices. Funding within two hours is also available in particular cases.

Invoices and credit notes must be sent to Oxford by the end of the month in which they are raised.

Retention & Adjustment Payout: Retention funds (20%) are paid one day following the receipt of cleared funds at Oxford.

Recourse: Invoices outstanding beyond **90 days** from date of invoice, or earlier if sought by Oxford, are to be recoursed from retentions. Where such retention amount is insufficient to meet a required recourse, sufficient funds must be provided to clear any residual balance.

FEES & CHARGES:

Administration Fee:	An Administration Fee of **0.25%** + GST will be calculated on the face value of each accepted invoice and credit note, and charged on the date they are purchased by Oxford. A minimum monthly administration fee of $1,250 plus GST will apply.
Activity Fee:	An Activity Fee is levied <u>only</u> on funds drawn under the facility at the Bendigo Bank's Debtor Finance Indicator Rate, (currently 8.79% pa) plus a margin of **1.7%**. This Indicator Rate is currently advertised on our website www.oxfordfunding.com.au
Field Review:	We usually only conduct up to three Field Reviews per annum, unless an Event of Default has occurred.
Other Fees:	Includes all credit reference fees, legal costs, bank and government charges relating to your facility. The foregoing fees are based on a minimum discounted turnover of **$8,000,000** per annum.

SECURITY:

The documents required for Oxford's facility to be executed are listed below. This letter confers no rights on Oxford to enforce the giving of the documents, and there is no obligation to make all or any part of the facility available until the documents are signed and delivered in a form satisfactory to Oxford.

1. **Confidential Debtor Finance Agreement** with Sparfacts Pty Ltd.
2. **First Registered Fixed and Floating Charge** over the assets and undertakings of Sparfacts Pty Ltd.
3. **Joint and Several Guarantee and Indemnity** from
    a. Lynda Cathryn Chapman
    b. Gavin James Brown
    c. GBA Contribution Pty Ltd
    d. Browcha Pty Ltd
    e. Gavin Brown & Associates Pty Ltd
    f. Chapown Pty Ltd

APPROVAL CONDITIONS:

This offer is subject to the following ***pre-settlement*** conditions to be to our satisfaction:

1. Oxford to approve and receive confirmation from the debtors of Sparfacts Pty Ltd. Ineligible debts may include invoices that are:
    - Greater than 90 days old
    - Subject to any set-off or counter claim (eg: common debtor/creditor)
    - For customers that may have a poor credit history
    - Consignment and sale or return accounts
    - Associated or related party transactions
2. Certified personal identification of Lynda Cathryn Chapman and Gavin James Brown.

3. Debtors will generally be funded up to a concentration of 20% of the approved debtors ledger. Your facility has been approved with flexible concentration limits, which means Oxford can approve funding above this concentration, subject to satisfactory review. The following debtors have been reviewed and approved already with higher concentration limits:

   i. Artwrap Pty Ltd (25%) or $250,000
   ii. Universal Pictures (25%) or $400,000

4. On site Field Review to be conducted to Oxford's satisfaction

5. CBA to release charge number 1710467 over Sparfacts Pty Ltd in full via ASIC FORM 312 prior to or at settlement.

6. Standard letter from CBA acknowledging our position and confirming that all future receipts will be forwarded to Oxford.

7. Sparfacts Pty Ltd to provide Oxford with 'view only' access to Spar Tools.

8. Walt Disney service agreement, clause 10 to be amended to ensure assignment of invoices can be perfected.

This offer is subject to the following ***post-settlement*** conditions:

1. The monthly provision of:
   a. Aged Debtors and Aged Creditors Listings
   b. Creditors Position Report and Overdue Debt Report (templates provided)
   c. Management Accounts – to include a Balance Sheet and Profit & Loss Account.

2. Daily bank statements to be provided to Oxford for the first three months, thereafter monthly.

3. Oxford will require sight and satisfaction of any new contracts entered into with debtors, if they are not executed on Sparfact Pty Ltd's standard trading agreement.

ACCEPTANCE:

In order to proceed, please sign the duplicate of this letter and return to my office. If you prefer, the signed letter may be faxed to me on 1800 850 510.

We are pleased to leave this offer open for acceptance for a period of seven (7) days from the date of this letter. We trust this offer is acceptable and look forward to a long and mutually beneficial relationship. If you have any queries, please do not hesitate to contact me direct on 0400 819 619.

The information in this letter is confidential to Oxford. The customer shall keep this letter and the information contained in it confidential and shall not disclose it to any other person without Oxford's express consent (unless compelled by law).

Yours sincerely

Julie Comar

Julie Comar
National Sales & Marketing Manager

Acknowledgement of the terms and conditions of this offer:

.... Director 4 / 12/ 2011
Signed for and on behalf of **Sparfacts Pty Ltd**

OXFORD FUNDING PTY LTD
ACN 065 663 176
ABN 72 065 663 176

-- and --

Sparfacts Pty Ltd
ACN 119 057 653
ABN 95 119 057 653

GENERAL BUSINESS FACTORING AGREEMENT CONFIDENTIAL

TABLE OF CONTENTS

DATE OF THIS AGREEMENT : Do not date
Day Month Year

BETWEEN: **OXFORD FUNDING PTY LTD ACN 065 663 176 ABN 72 065 663 176** of Level 3, 120 Harbour Esplanade, Docklands Vic 3008 of the one part ("*us*")

AND **THE COMPANY** set out in Part 1 of the *Details* of the other part ("*you*").

1. MEANING OF KEY WORDS AND EXPRESSIONS

1.1 **Key Words and Expressions**

There are words and expressions in this *Agreement* and the *Terms and Conditions* which are printed in italics because they have a special meaning and are explained in clause 29 of the *Terms and Conditions* to this *Agreement*.

2. BACKGROUND TO THIS FACTORING AGREEMENT

2.1 In the course of *your business you* sell goods and/or provide services to *your customers* on credit.

2.2 *You* have requested *us* from time to time to purchase from *you* all *your* right title and interest in and to some or all of the *Debts* owed by *your customers*.

2.3 *We* have agreed to purchase *your* existing *Debts* and/or *your* future *Debts* on the terms set out in this *Agreement*.

2.4 It is a condition of this *Agreement* that during its term *you* may not offer to sell any of *your Debts* or future *Debts* to any other person, firm or corporation.

3. SALE OF DEBTS

3.1 If *you* wish to sell any of *your Debts* to *us you* must submit to *us* a *Schedule* for those *Debts* together with originals and/or all copies of *your* invoices issued to *your customers* in respect of the *Debts* and any other information in respect of the *Debts we* may request. *You* must offer to sell *us*, no less than once each calendar month all *Debts* in respect of all of those of *your customers* whose *Debts you* have previously offered to sell to *us* under this *Agreement*.

3.2 The offer must be submitted to *us* in writing and must include the *Schedule* relating to the *Debts* offered together with originals and/or all copies of *your* invoices issued to *your customers* in respect of the *Debts* together with all further information in respect of the *Debts we* may request.

3.3 *We* have absolute discretion to accept or refuse all the *Debts* included in any of *your* offers or to accept some *Debts* in any particular offer and refuse others.

3.4 If *we* decide to accept an offer made by *you we* will accept *your* offer by making an entry to that effect in the account in *your* name in *our* records.

3.5 Title to each *Debt* passes to *us* on *our* acceptance of *your* offer in relation to it, and remains with *us*.

4. PROCEDURE FOR PAYMENT – THE DRAWDOWN ACCOUNT

4.1 Each *Debt* to be purchased from *you* will be purchased at the *Full Face Value* of the *Debt*. The purchase price will be paid in accordance with clauses 4 and 6.

4.2 *We* will pay *you* the *Advance* for each *Debt* purchased by *us* by crediting that amount in the *Drawdown Account*.

4.3 *You* may request drawdowns from the *Drawdown Account* in writing at any time. Subject to clause 4.4 and 4.5, *we* will pay a drawdown requested by *you*, by debiting the amount to *your Drawdown Account*, and crediting the amount to *your* bank account specified in Part 3 of the *Details*.

4.4 *You* may only request a drawdown in respect of *Eligible Factored Debts*. The *current drawings* from the *Drawdown Account* must not exceed the *Facility Limit* at any time. *You* must repay *us* the amount of any excess on demand by *us*.

4.5 *You* irrevocably authorize *us* to apply any credit balance in the *Drawdown Account* to pay any money owing by *you* to *us* under the *Transaction Documents*.

4.6 Each payment *we* receive in respect of a *Factored Debt* will be credited to the *Drawdown Account*.

5. FEES AND CHARGES

5.1 *You* must pay *us* the *Activity Fee* which will be calculated and will accrue daily and is payable on the earliest of:

(a) collection by *us* of the *Debt* to which it relates;
(b) on demand at any time after the *Recourse Date* for that *Debt*; or
(c) on demand at any time after an *Event of Default* has occurred.

5.2 *You* must pay *us* the *Administration Fee* which will be calculated by *us* and is payable on purchase by *us* of a *Debt subject to a monthly minimum as set out in part 14 of the details.*

5.3 If any *Factored Debt* remains unpaid on and from the *Recourse Date, you* agree to pay to *us* the *Service Fee* which will be calculated by *us* daily and is payable monthly or on notice from *us* to *you*. Upon notification, the *Service Fee* is immediately due and payable by *you* to *us*.

5.4 If any *Factored Debt* remains unpaid on and from the *Recourse Date you* agree to pay to *us* the *Recourse Fee* which will be calculated by *us* and is payable on the *Recourse Date*.

5.5 If *you* offer for sale a ledger of existing *Debts* upon commencement of this *Agreement* you must pay *us* a *Settlement Fee* in consideration of the initial purchase, on the date of the purchase.

5.6 If *you* request an electronic funds transfer of moneys payable by *us* to *you* under this Agreement, the fee specified in Part 7 of the *Details* shall be immediately payable by *you* to *us*.

5.7 If *you* deposit into *your* bank account other than one nominated by *us* any funds being payment by *your customer* for a *Factored Debt* then you must immediately pay *us* the *Misbanking Fee*.

5.8 If this *Agreement* is terminated during the periods specified in Part 8 of the *Details* whether by *you* or by *us;* or

you offer any of *your Debts* for sale to a purchaser other than *us;*

then the fees specified in Part 8 of the *Details* are immediately due and payable by *you* to *us*.

5.9 *You* must pay us the *Batch Fee* which will be calculated by *us* and is payable on purchase by *us* of a *Debt*.

5.10 *You* must pay *us* the *Drawdown Fee* which will be calculated by *us* and is payable on drawdown of the *Advance*.

5.11 *You* must pay *us* the *Minimum Fee* which will be calculated by *us* on each anniversary of this *Agreement* and is payable on demand by *us*.

5.12 *You* must pay *us* the *Field Review Fee* which will be notified by *us* to *you* and is payable on demand.

5.13 *You* must also pay to *us* all other fees, charges, expenses, taxes and costs otherwise set out in the *Terms and Conditions (Version 6)*.

6. RESERVE AMOUNT

6.1 *We* will pay the *Reserve Amount* for each *Debt* purchased by *us* by crediting that amount in the *Reserve Account*.

6.2 *We* will debit the *Reserve Account* with all fees charges and other moneys payable by *you* to *us* under this *Agreement*.

6.3 The total amount credited to the *Reserve Account* must not be less than the *Reserve Amount* for *current drawings* at all times. *You* must repay *us* the amount of any deficiency on demand by *us*.

6.4 Subject to clause 6.5, we will calculate and pay to *you* the *Cash Reserve/Reserve Release* on the date specified in Part 10 of *the Details*.

6.5 The *Cash Reserve/Reserve Release* may at our absolute discretion be applied at any time and without notice to *you* in accordance with the *Terms and Conditions*. *We* are not obliged to pay *you* the *Cash Reserve/Reserve Release* if any *Event of Default* has occurred.

6.6 Upon termination of this *Agreement we* will pay *you* the *Cash Reserve/Reserve Release* provided all monies payable or to become payable in the future by *you* to *us* under any *Transaction Document* have been paid in full.

7. WHAT HAPPENS IF A CUSTOMER FAILS TO PAY A FACTORED DEBT

7.1 Without limiting *your* other obligations under the *Terms and Conditions you* agree that *you* will pay to *us* the *Full Face Value* of any *Factored Debt* less any money received by *us* in respect of it without the need for any demand from *us* if

7.1.1 any *Factored Debt* remains unpaid or has not been paid to *us* wholly or partly on the *Recourse Date*;

7.1.2 Any *Factored Debt* is uncollectible, or contains any mistake or error on the face of its invoice at any time; or

7.1.3 any warranty or undertaking given in respect of any *Factored Debts* is or becomes untrue or misleading.

7.2 If any money is payable under clause 7.1, *we* may deduct the *Chargeback* from the *Reserve Account* or the *Drawdown Account* at our option.

8. WHAT SECURITIES MUST YOU GIVE US

You agree that for the purpose of securing *your* obligations to us under this Agreement *you* will ensure that the *Securities* are granted to *us*.

9. GENERAL: WHAT IF YOU ARE A TRUSTEE

9.1 If *you* enter into this Agreement as the trustee of a trust including any trust referred to in Part 1 of the *Details* (whether or not that fact is known to *us*) *you* are liable both personally and in *your* capacity as trustee; and

9.2 warrant to *us* that *you* enter into this Agreement and the transactions contemplated by it both in *your* own right and in *your* capacity as trustee of that trust pursuant to the deed creating that trust as amended from time to time and with the intention of binding any successor to *you* as such trustee.

10. OUR STANDARD TERMS AND CONDITIONS APPLY

10.1 *You* acknowledge that our agreement to purchase *your Debts* shall be subject to our *Terms and Conditions* and *you* acknowledge that a copy of such *Terms and Conditions (Version 6)* has been provided to *you* and read by *you* prior to the entering into of this Agreement.

10.2 This Agreement, incorporating the *Details* and the *Terms and Conditions (Version 6)*, constitutes the entire agreement between *you* and *us* with respect to the subject matter of this Agreement and supersedes any and all promises, representations and agreements whether written or oral made by *us* to *you* or *your* agents or representatives.

10.3 Sub clauses 2.1 and 2.2 of the *Terms and Conditions* will only apply as follows:

10.3.1 *We* may serve a notice on *you* under this clause ("Notification Notice") in relation to all or some of your *Factored Debts* as set out in the Notification Notice.

10.3.2 We will not serve a Notification Notice on *you* until:

(a) an *event of default* occurs; or

(b) *we* form the view in our absolute discretion, that *you* are not diligently pursuing the collection of *Factored Debts* set out in the Notification Notice, or collection of the Factored Debts is at risk.

10.3.3 Sub clauses 2.1 and 2.2 of the *Terms and Conditions* will apply to:

(a) the *Factored Debts* set out in the Notification Notice immediately on and from service on *you* of the Notification Notice; and

(b) all *Factored Debts* immediately upon the appointment of a liquidator, provisional liquidator, voluntary administrator, deed administrator or controller (as defined in the Corporations Act), or the misbanking of any *Factored Debts*, whether or not a Notification Notice has been served.

10.4 Until sub clauses 2.1 and 2.2 of the *Terms and Conditions* apply, *you* may collect *Factored Debts* in *your* own name provided that *you* must bank the collections in accordance with *our* direction at all times.

DETAILS

1. "YOU"

1.1	Name:	Sparfacts Pty Ltd
1.2	ACN	119 057 653
1.3	ABN	95 119 057 653
1.4	Address	35 Gordon Avenue
		GEELONG WEST 3218
1.5	State of Incorporation:	VIC
1.6	Trust Details (if relevant)	
	Name of Trust:	
	Settlor:	
	Date of Trust:	

2. **SCHEDULE OF DEBTS**
As provided to us by you from time to time.

3. **BANK ACCOUNT** Please complete

3.1	Account Name	
3.2	BSB No.	
3.3	Account No.	
3.4	Bank Name	

4. **ACTIVITY FEE – See clause 5.1**

The *Activity Fee* on the Daily Drawdown Balance shall be calculated by using the Bendigo Bank's Debtor Finance Indicator Rate, plus a margin of **1.7%**p.a., plus a further **6%** on the amount the Daily Drawn Down Balance exceeds the available funds in the Drawdown Account.

5. **SERVICE FEE – See clause 5.3**
Nil

6. **SETTLEMENT FEE**

0% plus GST of the total sum of all *Debts* purchased by *us* prior to the first payment of moneys pursuant to this Agreement.

7. **ELECTRONIC FUNDS TRANSFER FEE**

$75 plus GST per each same day electronic funds transfer.

8. TERMINATION FEE

8.1 If such event occurs before the expiration of 6 months from the date of this Agreement the sum of **$30,000.**

8.2 If such event occurs after 6 months but before the expiration of 12 months from the date of this Agreement the sum of **$30,000.**

8.3 If such event occurs after 12 months but before the expiration of 18 months from the date of this Agreement the sum of **$0.**

9. RESERVE AMOUNT

(a) **20%** of the *Full Face Value* of all *Debts* purchased by *us* under this *Agreement*, unless specified otherwise for *Debts* or classes of *Debts* below.

(b) in respect of *Debts* owing by [customer] [N/A]% of the *Full Face Value* of *Debts* owed by that *customer* which are purchased by *us* under this *Agreement*.

(c) after a Notice has issued under clause 14 of the *Terms and Conditions*, the amount *we* determine in *our* absolute discretion to adequately secure the amount *you* owe *us* under this *Agreement*, reflecting among other things, the additional risk following an *Event of Default*.

(d) in respect of any particular *Debts*, the amount *we* determine in *our* absolute discretion to adequately reflect the credit risk of that *Debt*.

10. PAYMENTS FROM RESERVE ACCOUNT – see clause 6.4

Subject to our rights under clause 6.5 of this *Agreement*, retention funds will be available for drawdown one business day following the receipt of cleared funds by us.

11. RECOURSE DATE

In respect of each *Debt*, **90** days following the date *we* purchase the *Debt* from *you*, or such earlier date that we are required to recourse all or part of the Factored *Debt*.

12. SECURITIES

12.1 Confidential Factoring agreement between Oxford Funding Pty Ltd and:

- Sparfacts Pty Ltd ACN 119 057 653 ABN 95 119 057 653 of 35 Gordon Avenue, Geelong West VIC 3218

12.2 First ranking Deed of Charge over *your* entire assets and undertaking.

- Sparfacts Pty Ltd ACN 119 057 653 ABN 95 119 057 653 of 35 Gordon Avenue, Geelong West VIC 3218

12.2 Deed of Guarantee executed by:

- Gavin James Brown of 3/380 Toorak Road, South Yarra, VIC 3141
- Lynda Cathryn Chapman of 3/380 Toorak Road, South Yarra, VIC 3141

- GBA Contribution Pty Ltd ACN 118 377 914 ABN 57 118 377 914 of 35 Gordon Avenue, Geelong West VIC 3218
- Browcha Pty Ltd ACN 121 137 737 ABN 13 121 137 737 of 35 Gordon Avenue, Geelong West VIC 3218
- Gavin Brown & Associates Pty Ltd ACN 076 076 858 of 35 Gordon Avenue, Geelong West VIC 3218
- Chapown Pty Ltd ACN 151 837 642 of 35 Gordon Avenue, Geelong West VIC 3218

13. MISBANKING FEE

10% plus GST of the *Full Face Value* of the *Factored Debt.*

14. ADMINISTRATION FEE – see clause 5.2

0.25% plus GST of the *Full Face Value* of the *Debts and Credit Notes* purchased by *us* under this Agreement subject to a monthly minimum of **$1,250.**

15. BATCH FEE – see clause 5.90

0% plus GST for each Schedule of Debts offered to *us* for purchase [in excess of 0 per calendar month.]

16. DRAWDOWN FEE – see clause 5.10

1% plus GST for each drawdown of the *Advance* [in excess of **8** per calendar month.]

17. MINIMUM FEE – see clause 5.11

The difference between:

(a) **$0** and

(b) the total of the *Activity Fee, Administration Fee, Service Fee and Recourse Fee* payable during each year ending on each anniversary of this *Agreement*.]

18. FIELD REVIEW FEE – see clause 5.12

$0 plus GST for each field review *we* conduct on *your* books.

19. FACILITY LIMIT – see clause 4.4

$1,200,000.

20. RECOURSE FEE – see clause 5.4

0% plus GST of the *Full Face Value* of the amount outstanding of any *Factored Debt* on the *Recourse Date* for that *Factored Debt.*

21. ADVANCE

(a) **80%** of the *Full Face Value* of all *Debts* purchased by *us* under this *Agreement*, unless specified otherwise for *Debts* or classes of *Debts* below.

(b) in respect of *Debts* owing by [customer] [N/A]% of the *Full Face Value* of *Debts* owed by that *customer* which are purchased by *us* under this *Agreement*.

(c) after a Notice has issued under clause 14 of the *Terms and Conditions* the amount *we* determine in *our* absolute discretion which is not required by *us* as the *Reserve Amount* for that *Debt*.

22. INELIGIBLE FACTORED DEBTS - see clause 4.4

Factored Debts will be excluded from eligibility where they are:

(a) unpaid at a time which is 90 days after the date of the invoice for that *Factored Debt*; or

(b) owed by a *Customer* that owes more than 20% of all *Factored Debts* owed to you **[or us]** unless otherwise varied by us at our absolute discretion; or

(c) owed by a *Customer* in respect of whom *we* have not conducted a credit rating within 12 months or where *our* credit rating for that *Customer* is unacceptable to *us* in *our* absolute discretion; or

(d) owed by a *Customer* whose *Debts* we have not previously considered to be *Eligible Factored Debts*: or

(e) owed by a person or company that is related to *you* or any *guarantor*; or

(f) not arising from an arms length commercial transaction in *your* ordinary course of business; or

(g) subject to any set-off or counter claim, or likely to be in *our* judgment; or

(h) based on a progress claim; or

(i) not based on a bona fide transaction for goods supplied or services rendered or a combination of those; or

(j) not owed in Australian dollars, and by a *Customer* who conducts business in Australia; or

(k) subject to any claim or interest by any third party; or

(l) based on any claim for delivery, interest, installation costs or the like; or

unless we agree to include all or part of the *Factored Debt* as eligible for drawdown in *our* absolute discretion.

AGREEMENT SIGNATURES

1. **"YOU"**

Executed for and on behalf of
Sparfacts Pty Ltd
ACN 119 057 653 ABN 95 119 057 653
By Authority of the **Directors**:

▶

....
Signature of Gavin James Brown
Director

▶

....
Signature of Lynda Cathryn Chapman
Director / Secretary

2. **US**

Executed by **Oxford Funding Pty Limited** ACN 065 663 176 by being signed by its Attorneys

....
Attorney –

who certify that they are the

and

....
Attorney –

being authorised Officers of the Company under Power of Attorney dated 8 April 2005 (a certified copy of which is filed in Permanent Order Book No. 277, Page 22, Item 21) in the presence of:-

Oxford to complete

Witness ....

Witness Full Name...

OXFORD FUNDING PTY LTD
ACN 065 663 176
ABN 72 065 663 176

STANDARD TERMS
&
CONDITIONS
(Version 6)

1. **COSTS AND OTHER AMOUNTS**

1.1 *You* must pay *us*:

1.1.1 all fees, charges, bank charges and other expenses incurred by *us* under or specified in this Agreement or incidental to it or in connection with any transactions contemplated by it;

1.1.2 all stamp duty, tax and other government or semi-government charges payable in respect of the *Transaction Documents* or any transactions entered into under them;

1.1.3 all costs and charges (including legal fees on the higher of a solicitor/own client basis and a full indemnity basis) incurred by *us* in negotiation, preparation, execution, stamping and (where necessary) registration of the *Transaction Documents*;

1.1.4 all costs and charges (including legal fees on the higher of a solicitor/own client basis and a full indemnity basis) incurred by *us*:

(a) where an *Event or Default* has occurred under any *Transaction Document*; or

(b) in preserving or protecting *our* position or enforcing or attempting to enforce all or any of *our* rights under any *Transaction Document*; including the costs of *our* agents, consultants or contractors as *we* reasonably determine and including such time spent by *our* and/or *our* agents' employees at the rate from time to time applied to *our* and/or *our* agents' employees as stipulated by us from time to time, but if not otherwise stipulated, at the following rates:

- Managing Director and Chief Executive Officer or any person performing some or all of the functions of any of those positions - at $380 plus GST per hour;
- National Sales Manager and Chief Operations Officer or any person performing some or all of the functions of any of those positions - at $292 plus GST per hour;
- Operations Manager, Credit Manager, Technology Manager and Sales Manager or any person performing some or all of the functions of any of those positions - at $264 plus GST per hour;
- Factoring Coordinator or any person performing some or all of the functions of any of those positions – at $171 plus GST per hour;
- Personal Assistant or any person performing some or all of the functions of any of those positions - at $127 plus GST per hour;
- Credit Officer, Operations Staff or any person performing some or all of the functions of any of those positions – at $105 plus GST per hour;
- Office Assistant or any person performing some or all of the functions of any of those positions - at $88 plus GST per hour.

1.2 *You* must promptly comply with all of *our* requests and those of *our* lawyers in connection with any payments required in respect of the charges in clause 1.1

1.3 *You* indemnify *us* against any liability resulting from delay or failure to pay any of the charges in clause 1.1.

1.4 Unless otherwise specified in the *Transaction Documents* all costs charges and other payments due to *us* are payable on demand.

1.5 *You* must pay *us* the *Security Release Fee* upon release or discharge of any one or more *securities*, if at the time of release of the *security*, in our view, there is a risk that *you* are or may become liable to us in the future under this *Agreement* or any *Transaction Document*.

1.6 *You* must pay *us* the sum of $35.00 plus GST for each new *Customer* whose *Debts you* offer to sell to *us* after the initial sale of *Debts* to *us* under this *Agreement*, plus any costs *we* incur in assessing the credit risk of the *Customer*, whether or not *we* accept *your* offer in relation to that *Customer*.

1.7 If *we* agree in *our* absolute discretion, following *your* request, to release any part of the *Cash Reserve/ Reserve Release* where there are insufficient funds available in the *Reserve Account*, or otherwise prior to the date set out in Part 10 of the *Details*, *you* must pay *us* the greater of:

1.7.1 $200.00 plus GST; or

1.7.2 1.0% of the funds to be made available plus GST.

2. GENERAL OBLIGATIONS

2.1 *You* must not do anything that would prevent any *Factored Debts* being paid to *us* by *your customers*. In particular *you* shall not ask or require *your customers* to pay *Factored Debts* to any person other than ourselves unless *we* direct *you* in writing to do so.

2.2 *You* shall require *your customers* to pay *Factored Debts* directly to *us* by the placing of a notice to such effect in the form annexed as Schedule A to these *Terms and Conditions* on each invoice.

2.3 Any payment received by *you* in respect of a *Factored Debt* is received by *you* on trust for *us* and *you* must deliver it to *us* in original form or bank it as *we* direct whether or not, in the case of cheques, drafts or notes, it may, in addition to the payment of the *Debt* include an additional amount. If made payable to *you* it must be endorsed by *you* to *us* or as *we* direct, provided that if you are not in default of the terms of this *Agreement we* shall reimburse to *you* any amount received by *us* not in respect of *Factored Debts*.

2.4 Whenever *we* request *you* to do so *you* shall execute a legal assignment to *us* of any *Factored Debts* and give *your customers* written notice of such assignment.

3. YOUR WARRANTIES AND UNDERTAKINGS AS TO FACTORED DEBTS

3.1 *You* warrant to *us* in relation to each *Debt you* offer to *us* that (except as disclosed in writing to *us* at the time of offering the *Debt*):

3.1.1 the *Debt* is fully valid and enforceable for the *Full Face Value* free of any cross claims, set offs, charges, discounts or any other rights whatsoever;

3.1.2 the *Debt* was incurred in the ordinary course of *your customer's* business on *your* standard terms of trade as disclosed to *us* and that the terms provide for payment in Australia in Australian dollars;

3.1.3 *your customers* have not and will not during the term of the *Factored Debt* have or claim any set off or other claim by way of cross action against *you* or dispute their liability to pay the *Debt* on any ground whatsoever;

3.1.4 *you* have investigated the financial status and credit of each of *your customers* and are satisfied that each *customer* is able to pay the relevant *Debt* before the due date;

3.1.5 *you* are not aware of any matter in relation to any of *your customers* that may affect *our* decision to purchase that *customer's Debts*;

3.1.6 *you* have disclosed to *us* any fact or matter *you* know or ought to know would influence *our* decision whether or not to accept any offer *you* make to *us*;

3.1.7 *you* have full power to sell the legal and equitable title to each *Debt* and that *you* will transfer each *Debt* to *us* free from any third party rights whatsoever;

3.1.8 no *Factored Debt* is owed by an *Associate* or *Related Company* or person of *yours*; and

3.1.9 no supplier to *you* is entitled to or claims any interest in respect of any *Factored Debt* under any retention of title or similar provisions.

3.2 *You* undertake to *us* in relation to each *Debt you* offer *us* that (except as disclosed in writing to *us* at the time of offering the *Debt*):

3.2.1 *you* shall duly and promptly perform and observe all the terms of the agreement giving rise to the *Debt* and do everything necessary to ensure that the *Debt* is recoverable by action at law;

3.2.2 *you* will not make any arrangements with *your customers* to compromise, set off or discharge any *Debt*;

3.2.3 *you* shall not make any arrangements for or accept the return of any goods without *our* consent in writing where the sale of those goods gave rise to a *Factored Debt*;

3.2.4 *you* will not issue a credit note in relation to a *Factored Debt* without proper cause. Any credit note issued by *you* will be promptly notified to *us*. *You* will deliver any credit note and any other information in relation to it to *us* before issuing it if *we* require *you* to do so. *We* shall have total discretion to deliver such a credit note to *your customer* but if *we* deliver it, the delivery shall be without prejudice to any rights *we* have under this Agreement;

3.2.5 *you* will keep *us* fully informed of all information concerning disputes or possible disputes about any *Factored Debt* or that may affect the credit worthiness of any of *your customers*; and

3.2.6 *you* will do everything necessary to validly assign each *Debt* to *us*.

3.3 *You* shall indemnify *us* against any failure by *you* to fulfill *your* obligations under this clause and against any loss arising by reason of any actions whatsoever brought by *customers* against *you* in relation to any agreement giving rise to a *Factored Debt*.

4. OUR RIGHT OF ENTRY AND INSPECTION

You agree that *we* (or *our* nominee) shall be able to enter land or buildings occupied by *you* without notice to inspect and take copies of any documents relating in any way to any *Factored Debts*.

5. LIMITATIONS ON YOUR RIGHTS UNDER ANY SALE OF GOODS OR OTHER AGREEMENTS

Subject to clause 3.2.4 *you* agree that *you* will not rescind, cancel or vary any sale of goods or other agreement between a *customer* and *you* which gave rise to a *Factored Debt*, without *our* express consent in writing.

6. LIMITATIONS ON YOUR RIGHTS TO DEAL WITH DEBTS

Subject to clause 3.2.4 *you* agree that *you* will not assign, charge or otherwise encumber any of *your Debts* or enter into any other agreement for factoring or discounting them without *our* prior written consent.

7. RESTRICTIONS ON YOUR PAYMENTS TO YOUR DIRECTORS

Unless *you* have given *us* six months prior notice in writing of *your* intention to do so, *you* may not pay, lend or credit *your* directors any amounts without *our* prior written consent other than the following:

7.1 director's fees, salaries, expenses or benefits (including superannuation benefits) in whatever form for an amount which is no greater than that disclosed in *your* last balance sheet and profit and loss account before this Agreement;

7.2 money payable under any agreement now in force which has been disclosed to *us* prior to *our* execution of this Agreement and where *we* have given *our* prior written approval to the payment; and

7.3 dividends.

8. YOUR GENERAL ACCOUNTING OBLIGATIONS

8.1 *You* must:

8.1.1 give to *us* all accounts and financial information provided for in this Agreement. The accounts and information must be prepared in accordance with all accounting standards in force or recommended by the Australian Society of Accountants and the Institute of Chartered Accountants and kept so as to give a true and fair view of *your* financial position and that of *your Group*;

8.1.2 keep proper books of account containing entries of all transactions in relation to *your Group's* business. Books of account, delivery receipts and all other documents relating to *your Group's* business must be kept at *your* principal place of business and be open for inspection at all reasonable times by *us* or anyone *we* authorise in writing; and

8.1.3 appoint an accountant approved by *us* to maintain *your* debtors ledger and such other accounts as *we* require if requested to do so by *us* in writing. If *you* do not do so for whatever reason *we* shall be entitled to appoint an accountant on *your* behalf. *We* are irrevocably authorised to pay for such an appointment and any work performed by the accountant *we* appoint out of any money due to *you* under this Agreement.

8.2 *You* must give to *us* within 30 *Business Days* of the end of each financial year and half year the following statements for the next year certified as correct by at least one of *your* directors:

8.2.1 the estimated consolidated after tax profit of the *Group*; and
8.2.2 the budgets of the *Group*.

8.3 Any material revisions of the statements in clause 8.2 must be given to *us* within 30 days.

8.4 All statements given pursuant to clauses 8.2 and 8.3 must be certified as correct by at least one of *your* directors.

8.5 *You* must give to *us* within 180 days of the end of each financial year and half year:

8.5.1 a consolidated balance sheet and individual balance sheets for *you* and for each of the companies in *your Group*;

8.5.2 consolidated profit and loss account and detailed audited individual profit and loss accounts for *you* and each of the companies in *your Group*; and

8.5.3 an individual reconciliation of profit and loss appropriation accounts together with a consolidated profit summary for *you* and each of the companies in *your Group*.

8.6 Subject to clause 8.7 all accounts referred to in clause 8.5 must be prepared and audited by an independent chartered accountant agreed upon in writing between *you* and *us*. If *you* and *we* fail to agree upon a named accountant within 30 *Business Days* after a written request by either of *you* or *us* to the other *we* shall nominate one.

8.7 If *you* and each of the companies in *your Group* are a small proprietary company under Section 45A(2) of the Corporations Law *we* may exempt *you* from the requirements in clause 8.6 on *your* request in writing to *us*. Even if *we* grant *you* an exemption *you* must still supply the accounts reports and other information referred to in Section 292 and 293 of the Corporations Law if

Section 292(2) of the Corporations Law applies.

8.8 *You* must if requested by *us* give to *us* management accounts and any other financial information *we* require about *you* or a company in *your Group* to enable *us* to make an assessment of *your* financial position and that of *your Group*. The management accounts and any other information shall be for each month or such other periods as *we* may from time to time nominate and must be given to *us* within 30 days of the end of each period.

9. YOUR ACCOUNTING OBLIGATIONS FOR DEBTS

9.1 *You* must if requested by *us* keep all proper books and accounts necessary to disclose the following matters to *us* in relation to *Factored Debts* at all times:

9.1.1 the amount;

9.1.2 the terms of payment;

9.1.3 the amounts collected and the time of each collection; and

9.1.4 the balance due by the *customer*.

9.2 *You* agree that if *you* are requested to keep the accounts referred to in clause 9.1 and all other records and documents relating to the *Factored Debts* the accounts will be kept at *your* expense, as agent for *us* and that *we* may remove them at any time for any period *we* think fit.

9.3 *You* must deliver to *us* on demand the following documents in relation to *Factored Debts*:

9.3.1 all agreements, *customer* invoices, delivery receipts and ledger cards;

9.3.2 all invoices, vouchers and accounts issued by *you*;

9.3.3 all writing evidencing the agreement between *you* and *your customers* and *customer* receipts for any goods delivered by *you*; and

9.3.4 all other evidence or documents which would be required by *us* to enforce the *Debt* in a court of law or that *we* may from time to require.

If *you* maintain accounts on computer, *your* obligations include providing to *us* copies of all computer software and all other programs and information necessary to enable *us* to inspect and efficiently use and maintain them.

9.4 *You* warrant in relation to the documents and information in clause 9.3 that as at the time they are provided by *you* to *us* they contain correct and sufficient details of:

9.4.1 the names and addresses of *customers* who owe *you Debts*;

9.4.2 the goods sold and services rendered to *your customers* by *you* and the dates of the sales or services; and

9.4.3 the amounts payable by *your customers* and the terms of such payments.

9.5 Without prejudice to *our* rights under this clause *we* may permit *you* to retain any documents referred to in clause 9.3 for the convenience of *your* business or lend them to *you* for such periods as *we* think fit.

9.6 If *we* request *you* to do so *you* must by the 15th day of each month deliver to *us* a full aged debtor trial balance of all *your Debts* for the previous month together with a full reconciliation and any other information *we* may reasonably require in relation to the *Factored Debts*.

9.7 *You* shall not deal in *your* books of account or financial statements with any *Factored Debt* in any way that *we* direct *you* not to do so.

9.8 Where goods are the subject of a sale which gave rise to a *Factored Debt* and the goods are returned to *you* for whatever reason *you* shall hold such goods on trust for *us* and deal with them in accordance with *our* directions.

9.9 If *we* direct *you* to do so *you* must deliver the goods to *us*.

10. **YOUR DUTY TO INDEMNIFY US**

10.1 *You* must indemnify *us* and keep *us* indemnified against any failure for whatever reason by a *customer* to pay the *Net Invoice Value* of a *Factored Debt* by the *Repurchase Date*.

10.2 Without limiting the generality of *your* obligations under clause 10.1 *you* agree that *you* will pay *us* the *Net Invoice Value* of any *Factored Debt* less any money received by *us* in respect of it without the need for any demand from *us* if:

10.2.1 any *Factored Debt* remains unpaid or has not been paid to *us* wholly or partly by the *Repurchase Date*;

10.2.2 any warranty given by *you* about a *Factored Debt* has been breached whether at the time of offering it to *us* or subsequently;

10.2.3 *we* think that the *Factored Debt* is unlikely to be paid in full by the *Repurchase Date* for that *Debt* and *we* notify *you* of that fact;

10.2.4 the *customer* in relation to a *Factored Debt*;

(a) is an individual and commits an act of bankruptcy as defined in the *Bankruptcy Act* 1966 (C'th); or

(b) is a company and any application is filed or an order is made or a resolution passed for its winding up or if any meeting is called for the purpose of considering such a resolution;

10.2.5 a receiver, administrator or other controller is appointed for all or part of the undertaking or property of the *customer;*

10.2.6 the holder of any mortgage charge or encumbrance takes possession of any of the *customer's* assets; or

10.2.7 any execution or other process of a court or any authority is levied over the *customer's* property.

10.3 Title to any *Factored Debt* shall remain with *us* even if *you* have made a payment under clause 10.1 or 10.2 and *we* shall be entitled to receive the full proceeds from the *Factored Debt* subject only to the terms of this Agreement, which proceeds will be credited to *your Drawdown Account* or *your Reserve Account* at *our* discretion.

10.4 If *you* issue a *customer* with a credit note or accept the return of goods in relation to the whole or any part of a *Factored Debt you* must immediately pay to *us* the *Full Face Value* of the credit note. *Our* rights under this clause are without prejudice to the obligations imposed on *you* under clause 5 and clause 6.

11. **WHAT IS THE PERIOD OF OUR AGREEMENT AND HOW CAN IT BE ENDED?**

11.1 This Agreement shall operate until it is ended by *you* or *us* in a way set out in this Agreement.

11.2 Either of *you* or *us* can end this Agreement for future transactions by giving the other 60 days prior written notice.

11.3 *You* can end this Agreement without giving 60 days prior written notice if *you* pay *us* the *Short Notice Fee*.

11.4 *We* can end this Agreement at *our* option without notice if an *Event of Default* occurs.

11.5 An *Event of Default* occurs if:

11.5.1 *you* breach any obligation under this Agreement;

11.5.2 in *our* opinion any warranty *you* have given *us* under any *Transaction Document* is or becomes incorrect;

11.5.3 in *our* opinion *you* have not disclosed to *us* something known to *you* that *you* know or ought to know might influence *our* decision whether or not to enter into this Agreement;

11.5.4 *you* or any other person breach any obligation under any of the *Collateral Securities*; or

11.5.5 an *Event of Default* specified in any of the *Collateral Securities* occurs.

11.6 Except as specifically provided the ending of this Agreement does not affect *your* obligations under it prior to its end including without limitation *your* obligation to pay interest, fees and charges as provided for in this Agreement and *your* obligations under clauses 9 and 10 in respect of *Factored Debts*.

12. YOUR OBLIGATION TO REPURCHASE FACTORED DEBTS

12.1 If this Agreement is ended for whatever reason *you* must repurchase all *Factored Debts*, (including any *Debts* for which *you* have made a payment under clause 10) immediately, without any need for demand from *us*.

12.2 The repurchase price for any *Factored Debt* shall be its *Full Face Value* less any money (including any payment) *we* have received in relation to it.

12.3 Title to all *Factored Debts* remains with *us* until *we* have received all money due to *us* or payable by *you* in the future under the *Transaction Documents*.

13. WHAT MUST YOU PAY AT THE END OF THIS AGREEMENT?

13.1 *You* agree to pay *us* on demand the *Early Termination Fee* (if applicable) if this Agreement is terminated by *you* or by *us* for any reason whatsoever.

13.2 Unless *you* give *us* 60 days prior written notice of termination, *you* must pay *us* on demand a *Short Notice Fee* in lieu of such notice calculated as follows:

13.2.1 if less than 30 days written notice is given the sum equivalent to 5% of the *Full Face Value* of all *Factored Debts* purchased by *us* from *you* which remain unpaid at the date *you* give notice;

13.2.2 if 30 days or more but less than 60 days written notice is given the sum equivalent to 3% of the *Full Face Value* of all *Factored Debts* purchased by *us* from *you* which remain unpaid at the date *you* gave notice.

13.3 *You* agree that the *Early Termination Fee* and the *Short Notice Fee* have been calculated by *us* after consideration of the loss which *we* would suffer if this Agreement was terminated early and/or without the giving of 60 days prior notice in writing and represent a genuine pre-estimate of the loss which the termination would cause *us* in such circumstances.

14. CONVERSION TO NON SELECTIVE FACTORING

14.1 *We* may require *you* to offer to sell *us* all your *Debts* by giving you a notice in writing ("Notice") in any of the following circumstances:

14.1.1 if an *Event of Default* occurs;

14.1.2 if *we* form the view that the *Securities* are at risk; or

14.1.3 if *we* form the view that there has been a material adverse change to *you* or *your* business or the *Factored Debts*.

14.2 From service of the Notice, *you* must offer to sell *us* all your *Debts* no less than once each month. Each *Debt* must be included in the first offer made after the date the *Debt* arose.

14.3 The provisions of this *Agreement* apply to *Debts* purchased by *us* after a Notice has been issued unless specified otherwise.

14.4 *You* must require *your customers* to pay directly to *us*;

14.4.1 all *Factored Debts* unless we specify otherwise in writing; and

14.4.2 after an *Event of Default* has occurred, all *Factored Debts*

by the placing of a notice to that effect in the form annexed as Schedule A to these *Terms and Conditions* on each invoice.

15. OUR DISCRETION TO VARY THIS AGREEMENT

15.1 *We* may give notice of our intention to amend, add to or delete any term of this Agreement at any time by written notice to *you*.

15.2 Without limiting the generality of what *we* can do under clause 14.1 *we* can give notice of an:

15.2.1 increase or decrease in the *Advance Rate*, the *Reserve Amount* or any fees or charges payable under this Agreement; or

15.2.2 imposition of any additional fees or charges.

15.3 *You* must accept or reject any amendments, additions or deletions *we* propose to make by notice in writing to *us* within seven days of the date of *our* notice to *you*.

15.4 If *you* reject any amendment, addition or deletion *you* shall be deemed to have given *us* notice to terminate this Agreement under clause 11.2.

15.5 If *you* fail to notify *us* within seven days of *your* acceptance or rejection of *our* amendment, addition or deletion, then *we* may, without future notice to *you* deem *your* failure to be an acceptance by *you* of the amendment, addition or deletion.

15.6 Any amendment, addition or deletion if accepted shall only be applicable to *Debts* purchased after the date of *our* notice to *you*.

16. YOU MUST APPOINT US AS YOUR ATTORNEY

16.1 By this clause *you* irrevocably appoint *us* and *our Authorised Officers* or any one or more of them jointly and each of them severally to be *your* true and lawful attorney. As *your* attorney *we* and *our Authorised Officers* can in *your* name and on *your* behalf:

16.1.1 render accounts to *customers* who owe *Factored Debts*;

16.1.2 contact or communicate by letter, telephone, electronic mail, or in person any of *your customers* for the purposes of verifying the terms and collecting payment of any *Factored Debt* owed by such *customer*;

16.1.3 demand, commence or defend any action or other proceedings in any court for the recovery or otherwise in relation to any *Factored Debt* which has not been legally assigned to *us* and bring action or proceedings to prosecute or discontinue or become non suit at *our* absolute discretion;

16.1.4 bring any action to wind up or bankrupt any *customer;*

16.1.5 do everything necessary to prepare and complete formal or legal assignments of any *Factored Debts* to *us* or otherwise to perfect *our* title to a *Factored Debt*;

16.1.6 write to any debtors in *your* name to require payment of any *Factored Debts* whenever and in any manner *we* think fit;

16.1.7 give in *your* name and on *your* behalf notice of the assignment, formal, legal or equitable of any *Factored Debt*;

16.1.8 draw, accept and endorse cheques, bills or other negotiable instruments in relation to any *Factored Debt*; and

16.1.9 do anything whatsoever necessary to secure performance by *you* of *your* obligations under this Agreement or otherwise in relation to the *Factored Debts*.

16.2 The power of attorney conferred on *us* and *our Authorised Officers* by this clause shall be irrevocable as long as *you* remain under any obligation actual or contingent under this Agreement despite any termination or purported termination of the Agreement.

17. WHAT IS THE LAW GOVERNING THIS AGREEMENT?

The proper law for this Agreement is that of the *Relevant State* and *we* both agree to submit to the jurisdiction of its courts.

18. CERTIFICATES

Any certificate by one of *our Authorised Officers* as to any fact or opinion about *the Transaction Documents* or any transaction entered into under them shall be prima facie evidence of such facts or opinions.

19. WAIVER AND RIGHTS OF SET OFF

19.1 If *you* breach this Agreement *you* shall not be entitled to claim any waiver by *us* of *your* default unless *we* give *you* a certificate in writing signed by an *Authorised Officer* expressly waiving *your* breach.

19.2 *We* shall be entitled to set off any amounts whatsoever *you* owe *us* under this Agreement or otherwise against any sum *we* owe *you*.

19.3 *Our* right to set off shall continue despite *you* going into liquidation or a *Receiver* being appointed over the whole or any part of *your* assets.

19.4 All warranties and indemnities given by *you* to *us* are absolute and unconditional in all circumstances and shall not be affected by any delay, concession or indulgence on *our* part to exercise any of *our* rights.

20. NOTICES

20.1 A notice or demand or other communication contemplated by this Agreement may be given by *you* or *us* by prepaid post, facsimile or email transmission to the last known address, facsimile number of the other or email address or by written notice left at that address.

20.2 Such a notice demand or other communication is deemed to be properly given and received:

20.2.1 if by letter on the second *Business Day* after the day of posting;

20.2.2 if by facsimile or electronic mail on production of a transmission confirmation from the transmitting facsimile indicating that the facsimile or electronic mail was sent in its entirety to the facsimile number or electronic mail address of the recipient; or

20.2.3 if delivered by hand, upon delivery;

but if a receipt is not on a *Business Day* or is after 4.00 pm at the place of receipt, it is deemed to be given and received on the next *Business Day*.

20.3 Where *you* consist of more than one party service by *us* on one of *you* shall be deemed to be service on all of *you*.

20.4 Any notice or demand to *you* from *us* shall be deemed to be properly signed if it is in writing and signed by one of *our Authorised Officers*.

21. NO FINANCIAL ADVICE

You acknowledge and agree that *we* have not provided or held ourselves out as providing any financial advice to *you* whatsoever and that the responsibility of determining the type and amount of any facilities *you* want is entirely *yours*.

22. **ASSIGNMENT**

22.1 *You* must not assign *your* rights or obligations under this Agreement without first obtaining *our* prior written consent.

22.2 *We* can assign *our* rights and obligations under this Agreement at any time without restriction.

23. **CONSENT**

Unless any provision of this Agreement specifies otherwise, any consent required to be given by *us* under this Agreement may be given or refused absolutely or subject to any conditions that *we* may determine in *our* absolute discretion.

24. **TERMS OF THIS AGREEMENT TO PREVAIL**

We may from time to time give *you* written notice of the terms on which the facility provided under this Agreement is to operate. If there is a conflict between such a notice including *our* original facility letter and this Agreement the terms and conditions of this Agreement shall prevail unless *we* determine otherwise.

25. **TIME FOR PAYMENT**

Time is of the essence in relation to any payment from *you* to *us* under this Agreement.

26. **SECURITIES YOU MUST PROVIDE**

26.1 *You* agree that for the purposes of securing *your* obligations under this Agreement that *you* will ensure that the following shall be granted to *us*:

26.1.1 the *Securities*; and

26.1.2 the *Guarantees* of the *Guarantors* if any specified in Part 6 of the *Schedule*.

26.2 *You* acknowledge that *your* obligations under this Agreement shall be secured by the *Collateral Securities.*

27. **THE COLLATERAL AGREEMENTS**

This Agreement is collateral to the *Collateral Securities* and *Transaction Documents.*

28. **GOODS AND SERVICES TAX**

All amounts, rates and other payments payable by *you* under this *Agreement* are exclusive of any goods and services tax, broad based consumption tax, value added tax or similar tax ("GST"). If GST is imposed on any supply made by *us* under or in connection with this *Agreement* (a "taxable supply") then *you* must pay to *us* an additional amount equal to the GST paid by *us.*

29. **KEY WORDS AND EXPRESSIONS**

- *Activity Fee* means the fee set out Part 4 of the *Details*;
- *Administration Fee* means the fee set out in Part 14 of the *Details;*
- *Advance* means the amount calculated in accordance with the formula set out in Part 21 of the *Details*;
- *Advance Rate* means in respect of each *Debt* purchased by *us*, the rate used to calculate the *Advance* for that *Debt* in accordance with Part 21 of the *Details*;
- *Agreed Indemnity Period* means the period specified in Part 11 of the *Details;*
- *Agreement* means the agreement entered into between *you* and *us* incorporating these Terms and Conditions by reference and the Schedules and *Details* attached to that Agreement;
- *Associate* includes an associate in accordance with Section 11 and Section 15 of the

Corporations Act and includes any related entity within the meaning of Section 9 of the Corporations Act;

- *Authorised Officer* means any one of *our* directors, *our* company secretary, any person employed by *us* whose title includes the word "manager", or any other person authorised by *us* to sign documents or give notices or communications or certificates including but not limited to our solicitors, accountants or duly appointed agents and their employees;
- *Batch Fee* means the fee set out in Part 15 of the *Details;*
- *Business Day* means any day other than a Saturday or Sunday that banks in the capital city of the *Relevant State* are open for business;
- *Cash Reserve/Reserve Release* means the amount available for payment to *you* from the *Reserve Account*;
- *Chargeback* means the amount *you* must pay *us* in respect of any *Factored Debt*;
- *Collateral Securities* means and includes the *Guarantees* and *Securities*;
- *Current drawings means at any time, the total amount which you have drawn down from the Drawdown Account in respect of Eligible Factored Debts;*
- *Customers* means *your customers* from time to time and any person liable to *you* in respect of *Debts* and every one of them;
- *Debts* means *your* book debts from time to time;
- *Details* means the *Details* part of the *Agreement*;
- *Drawdown Account* means the account maintained on *our* books to show amounts available for drawdown in respect of *Eligible Factored Debts;*
- *Drawdown Fee* means the fee set out in Part 16 of the *Details;*
- *Early Termination Fee* means the amounts set out in Part 8 of the *Details*;
- *Electronic Funds Transfer Fee* means the fee set out in Part 7 of the *Details*;
- *Eligible Factored Debts* means all *Factored Debts* which remain unpaid excluding the *Factored Debts* in any of the categories in Part 22 of the *Details*;
- *Event of Default* means any event described as such in these *Terms and Conditions* or any of the *Transaction Documents*;
- *Facility Limit* means the amount set out in Part 19 of the *Details*;
- *Factored Debts* means those of *your Debts* offered for sale to *us* and in respect of which *we* have accepted the offer;
- *Field Review Fee means the fee specified in Part 19 of the Details;*
- *Group* means *you* and all companies that are *Related Companies* to *you*;
- *Guarantees* means the guarantees (if any) specified in Part 12 of the *Details* and any other guarantee from time to time of *your* obligations under this *Agreement*;
- *Full Face Value* in respect of any *Debt* means the gross amount charged to the *customer* less any allowances made or allowable or which may on the terms of that invoice become allowable to the *customer* in respect of the *Debt*;
- *Minimum Fee* means the fee set out in Part 17 of the *Details;*
- *Related Company* means a related body corporate within the meaning of the *Corporations Act*;
- *Relevant State* means the state or territory in which *our* office is situated as specified in Part 1 of the *Details*;
- *Recourse Date* means the date set out in Part 11 of the *Details*;
- *Recourse Fee* means the fee set out in Part 20 of the *Details;*

- *Reserve Account* means the account so styled in *your* name in our records to which *Reserve Amounts* are credited;
- *Reserve Amount* means the amount calculated in accordance with the formula set out in Part 9 of the *Details*;
- *Security Release Fee* means the amount *we* determine in *our* discretion which compensates *us* for the risk of early release of any *Security*;
- *Securities* means the securities specified in Part 12 of the *Details* and any other security provided to *us* from time to time for the performance by *you* of *your* obligations under this *Agreement*;
- *Service Fee* means the fee set out in Part 5 of the *Details*;
- *Settlement Fee* means the fee set out in Part 6 of the *Details*;
- *Short Notice Fee* means the fee specified in clause 13.3 of these *Terms and Conditions*;
- *Terms and Conditions* means these our standard terms and conditions applicable to general business factoring as at the date of this *Agreement*;
- *Transaction Documents* means this *Agreement*, any other agreement between *us* and the *Collateral Securities*;
- *Us* means Oxford Funding Pty Ltd ACN 065 663 176, ABN 72 065 663 176. *We*, *our* and similar parts of speech have corresponding meanings;
- *You* means the person referred to as such on the first page of this Agreement. *Your* and similar parts of speech have corresponding meanings.

30. GENERAL INTERPRETATION

In this Agreement unless there is something inconsistent with the context or circumstances:

30.1 Words importing any one gender include the other genders;

30.2 Words importing persons are deemed to include all bodies and associations, whether corporate or unincorporated, and vice versa;

30.3 Words (including defined terms) importing the singular include the plural and vice versa;

30.4 The headings in this Agreement are for convenience and reference only and will not be construed as affecting the meaning or interpretation of this Agreement;

30.5 A reference to a statute or regulation, or to a provision of a statute or regulation, includes a reference to that statute, regulation or provision as amended, consolidated, replaced or re-enacted from time to time;

30.6 The obligations imposed and the benefits conferred under this Agreement on *you* and *us* will be binding and continue for the benefit of the respective parties and each of their respective successors in title, legal personal representatives and permitted assigns;

30.7 A reference to any party to this Agreement includes that party's successors in title, legal personal representatives and permitted assigns;

30.8 A reference to dollars and "$" will be taken as referring to amounts in Australian currency;

30.9 Where a party comprises two or more persons, all covenants and agreements by that party binds such two or more persons jointly and severally unless expressed to be only several;

30.10 The interpretation of any covenant clause or word mentioned in this Agreement shall not be

restricted by reference to any other covenant clause or word or by the position of such covenants clauses or words and in the event of any ambiguity all of the covenants clauses and words shall be construed in such a way as to widen and not restrict *our* powers, rights and remedies under this Agreement;

30.11 Where the day on or by which anything is to be done under this Agreement is not a *Business Day* such act, matter or thing may be done on the next succeeding day which is a *Business Day*;

30.12 Reference in this Agreement to a month shall be a reference to a calendar month.

31. ANTI-MONEY LAUNDERING AND COUNTER-TERRORISM FINANCING (AML/CTF)

You declare and undertake to the Bank that the payment of monies by us, or any other transactions performed by us in accordance with your instructions, does not and will not breach any laws in Australia or in any other country.

To comply with our AML/CTF regulatory requirements we will need to obtain identification information to establish your identity (and the identity of other persons associated with your account). We may also do the following:

(a) require you to provide to us or otherwise obtain, any additional information documentation or other information;

(b) suspend, block or delay transactions on your account or refuse to make a payment or provide services to you. We will incur no liability to you if we do so;

(c) report any, or any proposed transaction or activity to any body authorised to accept such reports relating to AML/CTF or any other law.

Unless you have disclosed that you are acting in a trustee capacity or on behalf of another party, you warrant that you are acting on your own behalf in making an investment.

Schedule A

INVOICE ASSIGNED

THE DEBT SUBJECT TO THIS INVOICE
HAS BEEN ASSIGNED TO

OXFORD FUNDING PTY LTD

ACN 065 663 176 ABN 72 065 663 176
LEVEL 3, 120 HARBOUR ESPLANADE, DOCKLANDS VIC 3008
DIRECT PAYMENT TO OXFORD FUNDING PTY LTD
SHALL BE THE ONLY DISCHARGE OF THIS DEBT